UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29661 (Commission File Number)	52-1782500 (I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2008, the Board of Directors of UTStarcom, Inc. (the “Company”) approved an increase in the number of authorized directors of the Board of Directors from six (6) members to seven (7) members and appointed Bruce J. Ryan as a Class I director effective April 25, 2008.  Mr. Ryan will serve in such capacity until the earlier of (i) the date of the Company’s annual meeting of stockholders in 2010 and until his successor is elected and duly qualified or (ii) his resignation or removal.  Mr. Ryan was also appointed as a member of the Audit Committee effective April 25, 2008 and was designated an audit committee financial expert.

On April 15, 2008, the Company issued a press release announcing Mr. Ryan’s appointment to the Board.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

99.1                           Press Release dated April 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: April 15, 2008	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBITS

99.1                           Press Release dated April 15, 2008.